UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2009

SILICON STORAGE TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

California	000-26944	77-0225590
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1020 Kifer Road Sunnyvale, California	94086
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 735-9110

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of President

On June 8, 2009, Silicon Storage Technology, Inc., or SST, announced the appointment of Dr. Bertrand F. Cambou as the President of SST effective June 8, 2009. Dr. Cambou will be in charge of SST’s core NOR flash memory business, including its technology development, product design, manufacturing operations, sales, customer services and marketing. Dr. Cambou assumes the title of President from Bing Yeh our Executive Chairman and Chief Executive Officer. Dr. Cambou will report directly to Mr. Yeh.

Dr. Cambou, age 53, served as the President and Chief Executive Officer of Spansion Inc., a flash memory semiconductor manufacturer, from its inception as a joint venture between Advanced Micro Devices, Inc., or AMD, and Fujitsu in July 2003 until January 2009. From July 2003 until November 2005, he served as a member of Spansion LLC’s Board of Managers. From November 2005 until January 2009, he served on the Board of Directors of Spansion Inc. From January 2002 until December 2005, he served as a vice president of AMD, first as Group Vice President of AMD’s Memory Group, and later as an Executive Vice President. From June 1999 to January 2002, Dr. Cambou served as Chief Operating Officer and Co-President of Gemplus International S.A., a provider of smartcards and related technologies. Dr. Cambou has also held various senior level positions at Motorola, Inc., including Senior Vice President and General Manager of the Computing and Networking Systems Group and Chief Technical Officer of the Semiconductor Product Group. Dr. Cambou has a doctorate degree in physics and electrical engineering from Paris XI University, an engineering degree from SUPELEC in Paris, France and a master’s degree in physics from Toulouse University.

Dr. Cambou will be employed by SST “at will” and will have an annual base salary of $430,000. Dr. Cambou will be eligible in 2010 for a performance-based bonus target equal to 70% of his annual base salary. Dr. Cambou’s performance metrics for 2010 will be set by the Compensation Committee of our Board of Directors. Dr. Cambou will also be eligible for our standard employee benefits programs.

Dr. Cambou will be granted a stock option for 700,000 shares of SST common stock pursuant to our 2008 Equity Incentive Plan, which is filed as Exhibit 10.18 to our Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 1, 2008. Dr. Cambou’s stock option will vest as to 25% of the shares thereunder on the one year anniversary of Dr. Cambou’s employment and the remaining shares will vest as to 1/36th of the shares on a monthly basis thereafter. Dr. Cambou’s stock option will have an exercise price equal to the fair market value of one share of SST common stock on the date of grant and will be granted on July 31, 2009, the last market trading day of July, in accordance with our new hire grant policy.

We will also enter into our standard form of indemnity agreement with Dr. Cambou, which is filed as Exhibit 10.18 to our Annual Report on Form 10-K for the year ended December 31, 2006, filed with the Securities and Exchange Commission on January 16, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated June 8, 2009

SILICON STORAGE TECHNOLOGY, INC.

By:	/S/ BING YEH
Bing Yeh
Chief Executive Officer